UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 25, 2005 - January 19, 2005
(Date of Report - Date of earliest event reported)

KERR-McGEE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kerr-McGee Center
Oklahoma City, Oklahoma	73125
(Address of principal executive offices)	(Zip Code)

(405) 270-1313
(Registrant's telephone number)

Item 7.01	Regulation FD Disclosure

On January 19, 2005, Netherland, Sewell & Associates, Inc. issued a letter report (the “Reserve Letter”) opining as to the methods and procedures used by Kerr-McGee Oil & Gas Corporation, a wholly-owned subsidiary of Kerr-McGee Corporation, in preparing estimates of proved reserves and future revenue for certain of its oil and gas properties located in the United States in accordance with Securities and Exchange Commission guidelines.

The Reserve Letter is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits 99.1 Reserve Letter dated January 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	(John M. Rauh)
John M. Rauh
Vice President and Controller

Dated: January 25, 2005